Exhibit 99.1

DRIVE SHACK INC. RECEIVES CONTINUED LISTING STANDARD
NOTICE FROM NYSE

DALLAS, October 11, 2022 -- Drive Shack Inc. (the “Company”) (NYSE: DS), a leading owner and operator of golf-related leisure and entertainment businesses, today announced that it received written notification from the New York Stock Exchange (“NYSE”) on October 5, 2022, that it is not in compliance with the NYSE continued listing standard that requires a minimum average closing price of the Company’s common stock of $1.00 per share over a consecutive 30 trading-day period (the “Notice”).

Receipt of the Notice by the Company is not a violation of the terms of, and does not constitute a default or event of default under, any of the Company’s debt or lease agreements. The Notice also has no immediate impact on the listing of the Company’s common stock, which will continue to be listed and traded on the NYSE during the applicable cure period under the symbol “DS,” subject to the Company’s compliance with other continued listing requirements set forth in the NYSE Listed Company Manual, but will have an added designation of “.BC” to indicate the status of the common stock as below compliance with the NYSE continued listing standards.  The “.BC” indicator will be removed at such time as the Company is deemed compliant.

Pursuant to NYSE rules, the Company can regain compliance with the minimum share price requirement if, during a six-month cure period following receipt of the Notice, on the last trading-day of any calendar month, the Company’s common stock has a closing share price and a 30 trading-day average closing share price of at least $1.00.

The Company will notify the NYSE on or before October 19, 2022, that it intends to cure the continued listing standard deficiency.  Should the Company’s common stock price not meet the requirements during the cure period, the Company will consider further options to cure this deficiency.

About Drive Shack Inc.
Drive Shack Inc. is a leading owner and operator of golf-related leisure and entertainment businesses focused on bringing people together through competitive socializing. Today, our portfolio consists of American Golf, Drive Shack and Puttery.

Forward-Looking Statements: Certain statements regarding Drive Shack Inc. (together with its subsidiaries, “Drive Shack,” “we” or “us”) in this release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. You can identify these forward-looking statements by the use of forward-looking words such as “outlook,” “believes,” “expects,” “by,” “approaches,” “nearly,” “potential,” “continues,” “may,” “will,” “should,” “could,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates,” “target,” “goal,” “projects,” “contemplates” or the negative version of those words or other comparable words. Any forward-looking statements contained in this release are based on our current plans, estimates and expectations in light of information currently available to us. The inclusion of this forward-looking information should not be regarded as a representation by the Company or any other person that the future plans, estimates or expectations contemplated by us will be achieved. These statements are subject to a number of factors that could cause actual results to differ materially from those described in the forward-looking statements, many of which are beyond our control. We can give no assurance that its expectations regarding any forward-looking statements will be attained. Accordingly, you should not place undue reliance on any forward-looking statements made in this release. Factors that could cause or contribute to such differences include, but are not limited to, the risk that our construction schedules will take longer than we expect, that our expectations about the consumer demand for our product will not prove accurate, that our operating or other costs will increase or our expected remaining costs for development projects underway increases and the effect of the COVID-19 pandemic on our business and financial results. For a discussion of some of the risks and important factors that could affect such forward-looking statements, see the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q. In addition, new risks and uncertainties emerge from time to time, and it is not possible for the Company to predict or assess the impact of every factor that may cause its actual results to differ from those contained in any forward-looking statements.  Such forward-looking statements speak only as of the date of this release. We expressly disclaim any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.

Investor Relations Contact
Kelley Buchhorn
Interim Chief Financial Officer
Drive Shack Inc.
646-585-5591
ir@driveshack.com